UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	98-1195602
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2023, Horizon Therapeutics plc issued a press release announcing its financial results for the second quarter ended June 30, 2023. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

Also on August 8, 2023, Horizon made available on its corporate website an investor presentation containing additional information about its business. A copy of this presentation is attached hereto as Exhibit 99.2 and the contents of the presentation are hereby incorporated by reference.

The information in Items 2.02 and 7.01 and the exhibits hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Horizon Therapeutics plc, dated August 8, 2023.

99.2	Investor Presentation of Horizon Therapeutics plc, dated August 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2023	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Aaron L. Cox
Aaron L. Cox
Executive Vice President and Chief Financial Officer